SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           PROLER INTERNATIONAL CORP.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                           PROLER INTERNATIONAL CORP.
                                  P. O. BOX 286
                              HOUSTON, TEXAS 77001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 1995

To the Stockholders:

     The 1995 Annual Meeting of Stockholders of Proler International Corp. (the "Company") will be held in the Board Room on the mezzanine level of the Texas Commerce Bank Building, 707 Travis Street, Houston, Texas on June 20, 1995 at 9:00 a.m. local time for the purposes of:

          (1) electing two directors of the Company; and

          (2) transacting such other business as may properly be brought before the meeting.

     Owners of record of the Company's Common Stock at the close of business on May 15, 1995 will be entitled to vote at the meeting.

     If you cannot attend the meeting in person, you are urged to sign the enclosed proxy and return it in the enclosed envelope as soon as possible in order that your shares will be represented at the meeting.

                                          By order of the Board of Directors,

                                      /s/ HERMAN PROLER
                                          Herman Proler
                                          CHAIRMAN OF THE BOARD
May 18, 1995
Houston, Texas

                           PROLER INTERNATIONAL CORP.
                                  P. O. BOX 286
                              HOUSTON, TEXAS 77001

                               -------------------
                                 PROXY STATEMENT
                                -----------------

    This statement is furnished in connection with the solicitation by Proler International Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company, to be held on June 20, 1995, and at any adjournment thereof (the "Annual Meeting"). Each valid proxy that is received in time for voting and is not revoked will be voted at the Annual Meeting in accordance with the specifications thereon. If no contrary specification is made, all shares represented by an executed proxy will be voted for the nominees for the Board of Directors named therein. Any stockholder who has submitted a proxy may revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company. The proxy will automatically be revoked if the stockholder votes in person at the Annual Meeting or provides a later dated proxy. It is anticipated that this proxy statement will first be sent or given to stockholders of the Company on or about May 18, 1995.

    On May 15, 1995, there were 4,714,158 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock") outstanding. Holders of record of the Common Stock on May 15, 1995 will be entitled to one vote per share on all matters to come before the Annual Meeting. During the ten days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available at the principal offices of the Company during ordinary business hours for examination by any stockholder for any purpose germane to the Annual Meeting. The holders of 50% of the shares of Common Stock entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is represented at the Annual Meeting. Abstentions from voting on any matter will be included in the voting tally, but will not have an effect on the election of directors other than to reduce the total number of votes cast for the various candidates. Broker non-votes are not considered "shares present" with respect to matters decided by a plurality or a majority of shares represented at the meeting, and as a result, broker non-votes will not affect the outcome with respect to the election of directors.

    All costs incurred in the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers, employees or stockholders of the Company may solicit proxies personally and by telephone and telegraph without additional compensation. The Company may also request banks and brokers who hold shares of stock in their names or custody or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies. The Company will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith.

    The following table sets forth, as of May 15, 1995, the beneficial ownership in the Company of each stockholder known to the Company who owned more than five percent of the Common Stock of the Company, and of each director, each executive officer named in the Summary Compensation Table and all officers and directors of the Company as a group.
                                                 AMOUNT AND
                                                  NATURE OF        PERCENTAGE OF
                                                 BENEFICIAL         OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER            OWNERSHIP(1)          SHARES
- ------------------------------------            ------------       -------------
Billie Fay Proler ..........................      267,409(2)           5.67%
  2929 Buffalo Speedway
  Houston, Texas 77098

David S. Lurie .............................      266,779(3)           5.66%
  5847 San Felipe, Suite 600
  Houston, Texas 77057

Herman Proler ..............................      447,872(4)           9.40%
  4265 San Felipe, Suite 900
  Houston, Texas 77027

Steven F. Gilliland ........................       36,666(5)            *
  4265 San Felipe, Suite 900
  Houston, Texas 77027

Richard B. Mayor ...........................        4,500(6)            *
  700 Louisiana, Suite 1900
  Houston, Texas 77002

John J. McKenna ............................        5,000(7)            *
  600 Travis, Suite 2500
  Houston, Texas 77002

Harvey Alter ...............................        2,700(8)            *
  1615 H Street Northwest
  Washington, D.C. 20062

Dennis Caputo ..............................       16,232(9)            *
  4265 San Felipe, Suite 900
  Houston, Texas 77027

Michael Loy ................................       25,820(10)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027

Ian Linton .................................        6,279(11)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027

David Juengel ..............................        6,036(12)           *
  4265 San Felipe, Suite 900
  Houston, Texas 77027

Pioneering Management Corporation ..........      468,000(13)          9.93%
  60 State Street
  Boston, Massachusetts 02114

Tweedy, Browne Company L.P. ................      389,795(14)          8.27%
  52 Vanderbilt Avenue
  New York, New York 10017

All officers and directors as a group
(10 persons) ...............................      557,884(15)         11.56%

- ---------
  * Less than one percent.

   (1) The persons listed above have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated.

   (2) Of the shares shown above as beneficially owned by Mrs. Billie Fay Proler, 630 shares are held of record by Mrs. Proler, 94,420 shares are held by Mrs. Proler and David S. Lurie as trustees for the benefit of Mrs. Proler, and 172,359 shares are held by Mrs. Proler and Mr. Lurie as trustees of the Trust under the Will of Israel Proler, Deceased (the "Trust"). Mrs. Proler and Mr. Lurie share the power to vote and dispose of shares held in trust for the benefit of Mrs. Proler and as trustees of the Trust.

   (3) As described in note 2 above, the shares held by Mr. Lurie are held in his capacity as a trustee for the benefit of Mrs. Proler and as a trustee of the Trust.

   (4) Includes 395,919 shares held of record by Mr. Proler, 3,020 shares allocated to Mr. Proler pursuant to the Company's 401(k) Plan as to which Mr. Proler does not have voting power, and 48,933 shares subject to currently exercisable options. Excluded are 300 shares held by the wife of Herman Proler, the beneficial ownership of which he disclaims.

   (5) Includes 15,000 shares held of record by Mr. Gilliland and 21,666 shares subject to currently exercisable options.

   (6) Includes 2,500 shares held of record by Mr. Mayor and 2,000 shares subject to currently exercisable options.

   (7) Includes 3,000 shares held of record by Mr. McKenna and 2,000 shares subject to currently exercisable options.

   (8) Includes 700 shares held of record by Dr. Alter and 2,000 shares subject to currently exercisable options.

   (9) Includes 3,656 shares held of record by Mr. Caputo, 1,201 shares allocated to Mr. Caputo pursuant to the Company's 401(k) Plan, as to which Mr. Caputo does not have voting power, and 11,375 shares subject to currently exercisable options. Does not include 1,311 shares of restricted stock awarded to Mr. Caputo pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.

  (10) Includes 15,820 shares held of record by Mr. Loy and 10,000 shares subject to currently exercisable options. Does not include 1,639 shares of restricted stock awarded to Mr. Loy pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.

  (11) Includes 956 shares held of record by Mr. Linton, 323 shares allocated to Mr. Linton pursuant to the Company's 401(k) Plan, as to which Mr. Linton does not have voting power, and 5,000 shares subject to currently exercisable options. Does not include 1,311 shares of restricted stock awarded to Mr. Linton pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.

  (12) Includes 479 shares held of record by Mr. Juengel, 807 shares allocated to Mr. Juengel pursuant to the Company's 401(k) Plan, as to which Mr. Juengel does not have voting power, and 4,750 shares subject to currently exercisable options. Does not include 557 shares of restricted stock awarded to Mr. Juengel pursuant to the Company's 1993 Incentive Compensation Plan and subject to vesting as described below.

  (13) This information is derived from a Schedule 13G dated January 25, 1995 filed by Pioneering Management Corporation ("Pioneering"). Pioneering has sole voting power and shared dispositive power with respect to these shares.

  (14) This information is derived from a joint Amendment Number 2 to a
       Schedule 13D filed by Tweedy, Browne Company L.P. ("TBC") and Amendment No. 1 to a Schedule 13D filed by Vanderbilt Partners, L.P. ("Vanderbilt") dated March 10, 1995. The general partners of TBC are Christopher H. Browne, William H. Browne, James M. Clark, Jr. and John
       D. Spears, who are also general partners in Vanderbilt. Of the 389,795 shares shown, 384,795 shares (the "TBC Shares") are held in the accounts of various customers of TBC as to which TBC has shared dispositive power. TBC has sole power to vote 348,345 of the TBC Shares and no power to vote 36,450 of the TBC Shares. 5,000 shares are held by Vanderbilt, which has sole voting and dispositive power with respect to such shares. Each of TBC and Vanderbilt disclaim beneficial ownership of shares held by the other and of shares held in TBC's customer accounts.

  (15) Includes 110,677 shares subject to immediately exercisable options, and 8,849 shares allocated to officers under the Company's 401(k) Plan, including those shares discussed in notes 4 through 12 above. Does not include a total of 5,474 shares of restricted stock awarded to officers under the Company's 1993 Incentive Compensation Plan and subject to vesting, including those discussed in notes 9 through 12 above.

                              ELECTION OF DIRECTORS

    The Company's Board of Directors is currently composed of five directors who hold office for staggered three-year terms and until their successors are elected and have qualified or until their earlier death, resignation or removal. In February, 1995, the Board of Directors elected Mr. Steven F. Gilliland as President and Chief Operating Officer of the Company and appointed him to fill a vacancy on the Board of Directors expiring in 1995. The term of Richard B. Mayor also expires in 1995. The stockholders will elect two directors to fill these positions at the Annual Meeting.

    Mr. Gilliland and Mr. Mayor have been nominated for election at the Annual Meeting, and shares represented by each properly signed and submitted proxy (unless otherwise indicated on such proxy) will be voted for their election. Management has been advised that Mr. Gilliland and Mr. Mayor will serve if elected. If elected, their terms will expire in 1998. If, however, either Mr. Gilliland or Mr. Mayor is unable to serve, proxies will be voted for another nominee selected by management.

    The following table provides information with respect to the nominees and all current directors whose terms do not expire in 1995.

                                                      DIRECTOR OF
                                                        COMPANY               POSITION AND OFFICES
                                              TERM        OR                  PRESENTLY HELD WITH
                                              WILL    PREDECESSOR        COMPANY (AND PRESENT PRINCIPAL
                NAME                   AGE   EXPIRE      SINCE              OCCUPATION IF DIFFERENT)
                ----                   ---   ------   -----------   ----------------------------------------
Nominee:

  Steven F. Gilliland(1).............  43      1995       1995      Director; President; Chief Operating
                                                                    Officer

  Richard B. Mayor(2)................  61      1995       1985      Director (Partner, Mayor, Day, Caldwell
                                                                    & Keeton, L.L.P.)

Directors whose terms do not expire:

  Herman Proler......................  67      1996       1948      Director; Chairman of the Board; Chief
                                                                    Executive Officer

  Harvey Alter(3)....................  62      1996       1993      Director (Association Manager, Resources
                                                                    Policy Department of the U.S. Chamber of
                                                                    Commerce)

  John J. McKenna(4).................  46      1997       1992      Director (Chairman and Chief Executive
                                                                    Officer of McKenna & Company)

- ---------
  (1) Steven F. Gilliland joined the Company in February, 1995 as President and Chief Operating Officer. Mr. Gilliland was employed by CRSS Inc. and its predecessors in various executive positions from 1980 to 1990 and again from 1992 to 1995 when he served as Senior Vice President. From 1990 to 1992, he served as Senior Vice President and Chief Operating Officer of Transco Power Company.

  (2) Richard B. Mayor has been a partner in the Houston law firm of Mayor, Day, Caldwell & Keeton, L.L.P. since its formation in 1982. Mayor, Day, Caldwell & Keeton, L.L.P. is retained by the Company.

  (3) Dr. Alter has been Association Manager, Resources Policy Department of the U.S. Chamber of Commerce since 1979. He is an Adjunct Professor, University of Maryland University College Graduate School of Management and Technology. Dr. Alter is director of the National Institute for Urban Wildlife and of wTe Corporation. He also serves on the Executive Advisory Board of the Energy Source Education Council and is a member of the Solid Waste Committee of Keep America Beautiful. Dr. Alter has served on the State of Maryland's Task Force on Solid Waste and in 1989 was appointed Chairman of the Governor's Advisory Council on Recycling. He has been a member of two federal advisory committees on aspects of solid waste regulation.

  (4) John J. McKenna has been Chairman and Chief Executive Officer of McKenna & Company, a Houston-based investment banking firm, since its formation in October 1989. From June 1986 to September 1989, Mr. McKenna was managing director and head of the Houston investment banking office of Lehman Brothers. McKenna & Company has been retained by the Company.

    Each director has been principally employed as indicated above for more than five years except as otherwise noted.

    The Board of Directors has established and maintains an Audit Committee and a Compensation Committee. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee met twice during the year ended January 31, 1995. The members of the Audit Committee are Mr. McKenna (Chairman) and Dr. Alter. The Compensation Committee reviews and recommends compensation arrangements for key management personnel, including the Chairman and Chief Executive Officer and the President of the Company. The Compensation Committee met twice during the year ended January 31, 1995. The members of the Compensation Committee are Dr. Alter (Chairman) and Mr. McKenna. The members of the Compensation Committee also administer the 1988 Stock Option Plan and the 1993 Incentive Compensation Plan. The Board of Directors does not have a nominating committee.

    During the Company's fiscal year ended January 31, 1995, the Board of Directors held five meetings. During such fiscal year each director attended all of the meetings of the Board of Directors and all of the meetings of the committees of which he was a member.

    Directors who are not employees of the Company receive a quarterly payment of $3,750, plus $1,000 for each Board of Directors meeting attended. In addition, committee chairmen receive $1,500 and other committee members receive $1,000 for each committee meeting attended.

    Each of Messrs. McKenna, Alter and Mayor was granted options to purchase 2,000 shares of Common Stock at an exercise price of $8.375 per share under the 1994 Non-Employee Director Stock Option Plan on June 17, 1994, the effective date of such plan. In addition, each person who is a non-employee director of the Company on the date of each annual meeting of stockholders through 1998 will receive options to purchase an additional 1,000 shares of Common Stock on each such date, for an exercise price equal to the market value of Common Stock on such date.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission and the New York Stock Exchange relating to transactions and holdings in the Company's common stock. The Company believes that during the fiscal year ended January 31, 1995 all such filing requirements were satisfied, except that the acquisition of 2,752 shares of Common Stock for Mr. Proler's account under the Company's 401(k) Plan was reported on a Form 5 filed by Mr. Proler on March 15, 1995.

REMUNERATION OF EXECUTIVE OFFICERS

    The following tables set forth (i) the aggregate amount of remuneration paid by the Company for the three fiscal years ended January 31, 1993, 1994 and 1995 to the Chief Executive Officer and the Company's four most highly compensated officers in addition to the Chief Executive Officer, and (ii) the fiscal year-end value of all stock options held by such individuals. No stock options were granted to or exercised by any of such individuals during the fiscal year ended January 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                         -----------------------
                                                                                                 AWARDS
                                                                                         -----------------------
                                                                                                        (#) OF
                                                        ANNUAL COMPENSATION              RESTRICTED   SECURITIES    ALL OTHER
                                       FISCAL   ------------------------------------       STOCK      UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR      SALARY       BONUS        OTHER         AWARD(1)     OPTIONS         (2)
     ---------------------------       ------   -----------  ----------  -----------     ----------   ----------   ------------
Herman Proler........................    1995   $   384,470  $        0  $   280,882(3)   $       0           0      $ 25,016(4)
  Chairman and Chief                     1994       300,000           0      277,888(3)           0      10,000        26,248(4)
  Executive Officer                      1993       300,000           0       23,405(3)         N/A           0        29,605(4)

Michael Loy..........................    1995   $   150,000  $   45,000  $     1,633(5)   $       0           0      $  1,450
  Vice President                         1994       131,251      56,250        1,415(5)      29,815       6,000         1,449
  Finance                                1993        62,649(6)        0          759(5)        N/A       12,000             0

Dennis Caputo........................    1995   $   125,000  $   40,000  $     3,509(5)   $       0           0      $  1,474
  Vice President                         1994       125,001      45,000        1,904(5)      23,850       6,000         1,449
  Environmental and                      1993       111,381           0        5,093(5)         N/A           0         1,423
  Safety Compliance

Ian Linton...........................    1995   $   115,000  $   40,000  $     2,366(5)   $       0           0      $  9,829(7)
  Vice President                         1994        92,500      45,000          276(5)      23,850       6,000           784
  Western Operations                     1993        71,385           0          312(5)         N/A           0           505

David Juengel........................    1995   $    85,000  $   25,500  $     2,249(5)   $       0           0      $  1,474
  Vice President                         1994        82,702      19,125          975(5)      10,137       3,000         1,449
  and Treasurer                          1993        78,281           0        2,327(5)         N/A           0         1,250

- ---------
(1) Represents the value as of March 11, 1994 of shares of restricted stock awarded on that date as a portion of the participant's bonus for fiscal 1994 pursuant to the Company's 1993 Incentive Compensation Plan. The number of shares awarded to Messrs. Loy, Caputo, Linton and Juengel were 2,459, 1,967, 1,967 and 836, respectively. Each share award vests one-third each year over the three-year period beginning January 31, 1995. As of January 31, 1995, the value of the aggregate restricted stock held by Messrs. Loy, Caputo, Linton and Juengel (exclusive of the shares that vested on such date) was $11,268, $9,013, $9,013 and $3,829, respectively, based on the $6.875 per share Closing price of the Common Stock on the New York Stock Exchange on such date. No dividends will be paid on the unvested shares of restricted stock. No other shares of restricted stock are held by such individuals.

(2) Except as otherwise noted, represents the Company's matching 401(k) contribution for such officer.

(3) Represents payments of $5,882, $2,884, and $488 for fiscal 1995, 1994, and 1993, respectively, under the Company's medical reimbursement arrangement for executive officers and $275,000, $275,004 and $22,917 for fiscal 1995, 1994 and 1993, respectively, in payments under Mr. Proler's deferred compensation arrangement described below.

(4) The spouse of Herman Proler is a party to a split dollar insurance agreement with the Company pursuant to which she has obtained an insurance policy on his life in the amount of $1,000,000. The amounts shown include annual premiums on this policy paid by the Company, net of reimbursements from Mrs. Proler, in the amounts of $23,542, $24,799, and $28,182 for fiscal 1995, 1994 and 1993, respectively. Upon the death of Mr. Proler, the beneficiary named by his spouse is entitled to receive a portion of the benefits under the policy, and the Company will receive the cash surrender value of the policy. The balance of the amounts shown represent the Company's matching 401(k) contributions for Mr. Proler of $1,474, $1,449 and $1,423 for fiscal 1995, 1994 and 1993, respectively.

(5) Represents payments under the Company's medical reimbursement arrangement for executive officers.

(6) Mr. Loy joined the Company on August 1, 1992.

(7) Represents payments by the Company of $8,895 in legal fees in connection with Mr. Linton's employment by the Company. The balance of the amount represents the Company's matching 401(k) contribution of $934.

               JANUARY 31, 1995 FISCAL YEAR-END OPTION VALUE TABLE

                                                                                                        VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED                     IN-THE-MONEY OPTIONS
                                                           OPTIONS AT FISCAL YEAR END                    AT FISCAL YEAR END*
                                                        ---------------------------------        -----------------------------------
                NAME                                    EXERCISABLE         UNEXERCISABLE         EXERCISABLE          UNEXERCISABLE
                ----                                    ------------       --------------        ------------         --------------
Herman Proler ..................................           48,933               6,667               $     0               $    0
Michael Loy ....................................           10,000               8,000                12,000                6,000
Dennis Caputo ..................................           11,375               4,000                     0                    0
Ian Linton .....................................            5,000               4,000                     0                    0
David Juengel ..................................            4,750               2,000                     0                    0

- ---------
  * Based on the $6.875 per share closing price of the Common Stock on the New York Stock Exchange on January 31, 1995.

REMUNERATION AGREEMENTS AND OTHER ARRANGEMENTS

    The Company has entered into a deferred compensation agreement with Herman Proler, amended as of December 31, 1989, under which he is entitled to receive monthly payments of $22,917 for a ten-year period commencing with the month following his attainment of age 65, regardless of whether he is actively employed by the Company. Pursuant to this agreement such monthly payments began in January 1993. In the event of Mr. Proler's death, his designated beneficiary or, in the absence of a designated beneficiary, his spouse or the executor or administrator of his estate, would be entitled to receive such monthly payments.

    The Company has entered into a deferred compensation agreement with Steven Gilliland effective February 6, 1995, under which Mr. Gilliland will receive a monthly payment beginning on the later of the date he attains age 65 or the first day of the month following his retirement from the Company, and continuing for ten years. Such monthly payments will be $833 if he is continuously employed by the Company through February 1, 2000, $1,667 if he is so employed through February 1, 2001, $2,500 if he is so employed through February 1, 2002, $3,333 if he is so employed through February 1, 2003 and $4,167 if he is so employed through February 1, 2004. In the event of Mr. Gilliland's death, his designated beneficiary, or in the absence of a designated beneficiary, the executor or administrator of his estate would be entitled to receive such monthly payments.

    In no event may benefits otherwise payable to Mr. Proler and Mr. Gilliland under their deferred compensation agreements described above exceed the lesser of (i) 299% of their respective "base amounts" as defined and used in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) the maximum amount of additional compensation respectively payable to them without resulting in the denial of any Federal income tax deduction by the Company for such payments under Section 280G or Section 4999 of the Code.

    The Company has also entered into a deferred compensation agreement with Norman Bishop effective April 16, 1993 under which Mr. Bishop will receive a monthly payment beginning on the later of May 1, 1998 or the first day of the month following his retirement from the Company, and continuing for ten years. Such monthly payments will be $1,181 if Mr. Bishop is continuously employed by the Company through April 16, 1996, $2,361 if he is so employed through April 16, 1997, and $3,542 if he is so employed through April 16, 1998. In the event of Mr. Bishop's death, his designated beneficiary, or in the absence of a designated beneficiary, the executor or administrator of his estate would be entitled to receive such payments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    McKenna & Company, an investment banking firm of which John J. McKenna is Chairman and Chief Executive Officer, provided investment banking services to the Company. During calendar year 1994, the Company paid fees and expenses of $154,586 to McKenna & Company for such services in connection with the sale of its Kansas City and Vinton facilities. Mr. McKenna is a director and a member of the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation. This report describes the components of the Company's compensation to its executive officers and the basis on which compensation was determined for the Chief Executive Officer and other executive officers of the Company for the fiscal year ended January 31, 1995.

    The members of the Compensation Committee are Dr. Alter (Chairman) and Mr. McKenna. The Compensation Committee's duties include recommending compensation for the Chairman and Chief Executive Officer and for the President of the Company and reviewing and approving recommendations made by management regarding compensation for other executive officers. Recommendations of the Compensation Committee are subject to the approval of the Board of Directors of the Company. Members of the Compensation Committee also administer the Company's 1988 Stock Option Plan and the Company's 1993 Incentive Compensation Plan.

    The executive officers of the Company for the fiscal year ended January 31, 1995, consisted of Herman Proler, Chairman and Chief Executive Officer, Michael F. Loy, Vice President-Finance, Chief Financial Officer and Secretary, Dennis Caputo, Vice President-Environmental and Safety Compliance, Ian Linton, Vice President-Western Operations, David A. Juengel, Vice President and Treasurer, and Norman Bishop, Vice President-Technical. Steven F. Gilliland joined the Company as President and Chief Operating Officer in February 1995.

    In conducting its review and recommendations with respect to executive compensation, the Compensation Committee considers the following general objectives:

    o    Attracting and retaining key executives for the Company.

    o Basing incentive compensation opportunities on the Company's performance.

    o Coordinating its recommendations with the Company's annual and long-term objectives and strategies.

    EXECUTIVE OFFICER COMPENSATION. The three principal components of the Company's compensation for executive officers and key employees are base salary, annual bonuses and stock option grants. The Compensation Committee believes that it is essential that the Company be able to attract and retain qualified individuals for positions of substantial responsibility by offering a total compensation package that is competitive in the industry. To that end, the Compensation Committee has adopted a policy for setting base salaries for satisfactorily performing executives at the median level of the competitive market for such executives. In determining competitive market salaries, comparisons are made to durable goods manufacturing companies, which include steel and metal manufacturing companies, supplemented by available information on comparable companies. Other factors taken into account in determining base salary amounts are the individual officer's duties and responsibilities, current performance, future potential and tenure with the Company. The Company's financial performance and business conditions are also important considerations.

    In addition to base salary, the Company's executive officers have historically received cash bonuses determined near the Company's fiscal year end. Under the Company's 1993 Incentive Compensation Plan key employees of the Company have the opportunity to earn annual bonus awards based on their achievement of performance goals set annually by the Compensation Committee. In setting performance goals, the Compensation Committee attempts to emphasize quantitative measures of performance whenever possible and focuses on management activities intended to lead to greater profitability for the Company. Performance goals are determined for each participant on an individual basis and consist of specific job assignments or financial or operational performance objectives for the fiscal year. A participant's overall performance and contribution to the Company may also be considered in determining a portion of any award. The Compensation Committee believes that the 1993 Incentive Compensation Plan should incorporate specific operating profit expectations where appropriate. For example, based on performance goals and criteria under the plan for the fiscal year ended January 31, 1995, no incentive award could have been earned by the Chief Executive Officer or President of the Company unless the Company had positive pretax income for fiscal 1995, as reflected in the financial statements of the Company for such year after any awards to such individuals had been expensed.

    Under the 1993 Incentive Compensation Plan, a portion of each award may be payable in restricted shares of Common Stock, valued at the closing price of Common Stock on the New York Stock Exchange the first day of the fiscal year to which the award pertains. The percentage of awards to be paid in cash and in stock may be varied by the Compensation Committee from time to time provided that the portion payable in stock may not exceed fifty percent of the award. For fiscal 1995, none of the awards payable were made in stock.

    The Compensation Committee believes that the 1993 Incentive Compensation Plan and its other policies with respect to executive salaries discussed above are important aspects of its overall policy to structure incentives for executive development and to reward and retain those individuals whose contributions are vital to the future growth and success of the Company. The Compensation Committee intends to continue to evolve criteria to better accomplish those goals.

    The 1988 Stock Option Plan is maintained by the Company to provide executive officers and key employees with additional incentive to promote the financial success of the Company as reflected by increased value of the Company's Common Stock. During fiscal year 1995, no options to purchase shares of Common Stock were granted under this Plan.

    The executive officers of the Company, other than Mr. Proler, Mr. Gilliland and Mr. Bishop, are also entitled to participate in the Company's Executive Deferred Compensation Plan for key employees. In general, participants under this plan who are employed continuously by the Company until age 65 (or who become permanently disabled while employed by the Company) are entitled to receive a monthly retirement benefit beginning on the later of their retirement from the Company or age 65. The benefit is based on a percentage of their monthly salary on entry into the plan plus a percentage of their bonus for the prior year. The Chief Executive Officer of the Company determines the employees who will participate in the Plan and the effective date of their participation. Mr. Proler, Mr. Gilliland and Mr. Bishop participate in the separate deferred compensation arrangements discussed above.

    The Company has in effect a medical reimbursement arrangement with its executive officers under which the Company pays medical expenses incurred by such individuals that are not covered by the regular medical insurance maintained by the Company.

    Executive officers of the Company are also entitled to participate in the Company's Tax Deferred Savings and Retirement Plan and Trust (the 401(k) Plan) on the same basis as other employees of the Company.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In establishing compensation for Mr. Proler for the fiscal year ended January 31, 1995, the Compensation Committee assessed the factors noted above in reviewing the Chief Executive Officer's performance for the year, as well as the overall financial performance of the Company. An increase in Mr. Proler's salary to $400,000 annually effective in fiscal 1995 had been recommended last year after taking into account his overall performance and contributions to the Company, median-level competitive market salaries for comparative executives, and the fact that Mr. Proler's salary had not been adjusted since January 1989. Considering all of these factors, no further increase has been recommended for Mr. Proler's salary in fiscal 1996. Although the Company had pre-tax income for fiscal 1995, no bonus was awarded Mr. Proler under the 1993 Incentive Compensation Plan. In addition to his current compensation, Mr. Proler began to receive monthly payments under the deferred compensation arrangement discussed above in January 1993 following his attainment of age 65.

    Section 162(m) of the Code limits the deductibility by publicly-held companies of compensation in excess of $1,000,000 paid to the chief executive officer and each of the four additional highest-paid executive officers of the Company. In the past the compensation levels of the Company's executives have not exceeded this limit and the Company does not anticipate that they will do so in the foreseeable future.
                                          Harvey Alter, Chairman
                                          John J. McKenna

                                        9
PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the S&P Steel Index. The graph assumes that the amount of the investment in the Company's Common Stock and each index was $100 on the last trading day in fiscal 1990. The Company's primary business is the buying, processing for recycling and selling of ferrous and other scrap metals; however, there is no industry index for this business or group of public companies engaged in the business that would constitute a peer group for the Company. The Company is classified with steel companies under the industry group listings for companies required to file annual reports with the Securities and Exchange Commission, by the New York Stock Exchange and by other industry indices, and considers the S&P Steel Index to be an appropriate published index for purposes of the performance graph comparison.

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                (LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW)

                                 FISCAL YEAR

                               1990    1991     1992     1993    1994     1995
                               ----  -------  -------  -------  -------  -------
Proler International Corp. ..  $100  $ 54.86  $ 45.17  $ 47.14  $ 75.94  $ 36.01
S&P 500 Index ...............   100   108.39   132.99   147.06   166.00   166.88
S&P Steel Index .............   100    91.59   112.31   157.78   206.74   170.45

PURSUANT TO SEC RULES, THIS SECTION OF THIS PROXY STATEMENT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.
                                       10

                          PROPOSALS OF SECURITY HOLDERS

    Any stockholder desiring to have included in the 1996 proxy statement a proposal to be considered at the 1996 Annual Meeting of the Stockholders of the Company must submit such proposal to the Company at its corporate headquarters no later than January 19, 1996.

                              INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected the public accounting firm of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending January 31, 1996. Coopers & Lybrand L.L.P. has served in that capacity for a number of years. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will respond to appropriate questions.

                                  OTHER MATTERS

    The Company does not know of any matter which will be brought before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other matter is properly brought before the Annual Meeting, it is intended that the persons named in, and acting under, the enclosed form of proxy, or their substitutes, will vote thereon in accordance with their best judgment.

                                          By order of the Board of Directors,
                                      /s/ HERMAN PROLER
                                          Herman Proler
                                          CHAIRMAN OF THE BOARD

    A COPY OF THE PROLER INTERNATIONAL CORP. ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, IS AVAILABLE WITHOUT CHARGE TO INTERESTED SECURITY HOLDERS UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT TO ANY SUCH PERSON ON REQUEST UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. PLEASE DIRECT REQUESTS TO:
CORPORATE AFFAIRS, PROLER INTERNATIONAL CORP., P.O. BOX 286, HOUSTON, TEXAS 77001-0286.

                            FORM OF PROXY, FRONT SIDE

                            PROLER INTERNATIONAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 1995.

          The undersigned hereby appoints Herman Proler and Michael Loy, or either of them, as Proxies, each with the power to appoint his
P         substitute, and hereby authorizes them to represent and to vote as
R         designated herein, all shares of common stock of Proler International
O         Corp. which the undersigned is entitled to vote at the annual meeting
X         of stockholders to be held on June 20, 1995, or any adjournment
Y         thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1, WHICH IS BEING PROPOSED BY THE BOARD OF DIRECTORS.

                       PLEASE MARK, SIGN, DATE AND RETURN
                       IN THE ENCLOSED ENVELOPE PROMPTLY

                                                   (PLEASE SIGN ON REVERSE SIDE)

                            FORM OF PROXY, BACK SIDE

    [X]  Please mark your                          SHARES IN YOUR NAME
         votes as in this
         example.

                    FOR         WITHHOLD AUTHORITY
                all nominees      to vote for all
                   listed         nominees listed

1. Election of      [ ]                [ ]         Nominees: STEVEN F. GILLILAND
   Directors                                                 RICHARD B. MAYOR

                                                   2. In their discretion, the
                                                      Proxies are authorized to
                                                      vote upon such business as
                                                      may properly come before
                                                      the meeting or any
                                                      adjournment thereof
   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE, WRITE HIS NAME ON THE LINE BELOW

   ________________________________________________

SIGNATURE(S) ______________________________________  DATE ______________________

SIGNATURE(S) ______________________________________  DATE ______________________

Please sign exactly as name appears above. When
shares are held by joint tenants, both should        PLEASE MARK, SIGN, DATE AND
sign. When signing as attorney, executor,              RETURN IN THE ENCLOSED
administrator, trustee or guardian, please give           ENVELOPE PROMPTLY
full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.